Amended and Restated Schedule C

                                     to the

                            Transfer Agency Agreement

                                 by and between

                           The Marsico Investment Fund

                                       and

                         Sunstone Financial Group, Inc.

Fee Schedule

Intending to be legally bound, the undersigned hereby amend and restate Schedule C to the aforementioned Agreement as follows, effective as of the date set forth below:

Services

The following fees are charged for shareholder services:

Base fees

o  Open account fee (per year)
   o  No load equity and non-daily accrual fixed income funds     $  8.50
      o  Additional for 12b-1 fee                                 $  0.75
      o  Additional for front-end load                            $  1.50
      o  Additional for CDSC or back-end load                     $  2.00
   o  Money market and daily accrual fixed income funds           $ 11.00
      o  Additional for 12b-1 fee                                 $  0.75
      o  Additional for front-end load                            $  1.50
      o  Additional for CDSC or back-end load                     $  2.00
o  Closed account fee (per year)                                  $  3.00
o  Monthly base (per fund)
   o  One to three funds in fund family                           $1,500
   o  4 or more funds in fund family                              $1,000
      o  Add for multiclass (per class)                               25%

Account maintenance fees (per occurrence)

o  New account set up                                             $  3.00
o  Financial transactions                                         $  1.50
o  Maintenance transactions                                       $  1.00
o  Research/correspondence                                        $  2.50
o  Transfer on death (TOD) set-up                                 $  7.50
o  Fund/SERV
   o  Initial set-up per fund family                              $3,500
   o  Set-up fee per subsequent CUSIP                             $1,000
   o  New account set-up                                          $  1.00
   o  Per transaction - no load fund                              $  0.25
   o  Per transaction - load fund                                 $  0.35
   o  Adjustments and rebills                                     $  2.50
   o  Fund/SERV direct charges                                    at cost
o  Commission/SERV (per check)                                    $  0.25
o  ACH/AIP/SWP/automatic exchanges

   o  Set-up                                                      $  1.00
   o  Per transaction                                             $  0.25
o  Withholding per eligible account per year                      $  0.25
o  Account transcripts older than 2 years
   (may be charged to shareholders)                               $  5.00
o  Locating lost shareholders                                     $  8.00
o  Postal clean up per account                                    $  3.00
o  Tax ID number solicitation                                     $  2.50

Shareholder servicing fees

o  Telephone calls (per call)                                     $  2.50
o  Annual maintenance per omnibus account                         $150

Tax and retirement fees

o  Retirement accounts (IRA/Roth/others)
   o Annual  maintenance per account (may be charged to  shareholders)  $12.50
   o Account distribution (may be charged to shareholders)              $12.50

o  IRA transfer/rollover                                          $  7.50
o  Required minimum distribution (age 701/2)
   o  Correspondence letters                                      $  2.50
   o  Per calculation                                             $  7.50
o  Removal of excess contributions
      o  Correspondence letters                                   $  2.50
   o  Per calculation                                             $  7.50
o  Other solicitation letters
   o  Beneficiary information                                     $  2.50
   o  Birthday information                                        $  2.50
o  Retirement plan documents                                      as quoted
o  Transfer on Death documents                                    as quoted

Document Services

o  Per statement, confirmation and check processing               $  0.25
o  Per tax form processing                                        $  0.25
o  Per label printing for proxy or marketing purposes             $  0.10
o  Bulk mailings/insert handling charge
   o  1 insert                                                    $  0.06
   o  2-3 inserts                                                 $  0.08
   o  4 or more inserts                                           as quoted
o  Production of ad hoc reports                               starting at $100

Optional Shareholder Services

o  Telephone follow-up on incomplete transactions                 $  2.50
o  Average cost calculation per eligible account                  $  0.25
o  Dedicated representative monthly fee                           $5,800
o  Weekend shareholder services (8 hours)
   o  Daily fee (minimum 3 phone representatives)                 $2,000
   o  Additional representatives (each)                           $  400
   o  Additional hours more than 8 (per representative/hour)      $   75
o  Customized reorder form tracking
   o  Base fee per project                                        $  300
   o  Per item                                                    $  0.08
o  Special projects fees (per representative/hour)                $   50

Money market exchange vehicles

o One-time set up per money market fund used $2,000 o Monthly base fee per money market fund used $ 650 o Money market checkbooks at cost o Signature verification of check writing $ 2.00

Forms and Applications

o  Standard applications and forms in electronic format           no charge
o  Customized forms                                               as quoted

Sunstone 4.promptSM Services (monthly fees)

o  Automated Account Information and Prospectus Service
   o  Monthly maintenance fee                                     $  350
   o  One time set up fee                                         $3,750
o  Customized services (per toll-free number)
   o Each additional 10 second greeting $50.00 plus recording o Each additional 10 second intramenu announcement $40.00 plus recording

   o  Pricing script per market index                 $25.00 plus recording
   o  Customized performance script                   $50.00 plus recording
   o  Changes in announcements                                    at cost

Sunstone 4.netSM Services

o  Sunstone 4.netSM Adviser Services

   o  Set up fee (per location)                                   $5,000
   o  Monthly maintenance (per fund family)                       $  500

o  Sunstone 4.netSM RIA/Broker Services

   o  Set up fee (per fund family)                                $6,000
   o  Monthly maintenance

      o  1-10 RIA/broker representatives                          $  150
      o  11-25 RIA/broker representative                          $  250
      o  26-50 RIA/broker representatives                         $  400
      o  51-100 RIA/broker representatives                        $  750
      o  over 100 RIA/broker representatives                      $1,000

o  Sunstone  4.netSM  Shareholder  Services with  transactions
   o Set up fee (per fund family)                                $12,000
   o Monthly maintenance
     o  Less than 5,000 total shareholder accounts                $   350
     o  5,000 to 25,000 total shareholder accounts                $  500
     o  25,001 to 50,000 total shareholder accounts               $  750
     o  over 50,000 total shareholder accounts                    $1,000


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o  Sunstone 4.emailSM Services

   o  Set up fee (per fund family)                                $  8,000
   o  Monthly maintenance

      o  Less than 5,000 total accounts                           $    200
      o  5,000 to 25,000 total accounts                           $    300
      o  25,001 to 50,000 total accounts                          $    500
      o  over 50,000 accounts                                     $    750
o  Undeliverable e-mail follow up (per occurrence)                $   5.00
o  Processing (per e-mail sent)                                   $   0.10
o  Electronic "insert " charges
   o  Per link to document                                        $    150
   o  Formatting insert for electronic distribution               $150/hour

Reprocessings due to NAV errors

This charge applies when shareholder transactions are required to be reprocessed as a result of NAV errors caused by the adviser or fund accountant unaffiliated with Sunstone. This charge is not a fund expense and is billed to the adviser.

o  Base fee (per occurrence, per day, per fund)                   $    750
o  Transaction fee                                                $   1.00

Fund/SERV Access

o Use of Sunstone Fund/SERV membership (per fund/per year) o First three funds in fund family $2,000 o 4 or more funds $1,000

Custom programming

Additional fees at $150 per hour or quoted by project may apply for special programming to meet your servicing requirements or to create custom reports.

Out-of-Pocket Expenses

Document Charges

o  Copying charges (per page)                                     $  0.15
o  Facsimile charges (per fax)                                    $  1.25
o  Inventory and records storage                               $20.00/pallet

Supplies and Services

o  Statement paper, check stock, envelopes, tax forms             at cost
o  Postage and express delivery charges                           at cost
o  Tape/disk storage                                              at cost
o  Telephone and long distance                                    at cost
o  P.O. box rental                                                at cost
o  Toll-free number                                               at cost

Bank Charges

o Bank account service fees and any other bank charges at cost o outgoing wire fee varies by bank o Non-sufficient funds varies by bank o Stopped check on money market funds $25.00

Premium Services

Certain premium services may be purchased on an as-needed basis. Fees for premium services will be based on Sunstone's current rate at the time services are purchased.

This Amended and Restated Schedule C to Transfer Agency Agreement is dated and effective this 1st day of January, 2000.

                                    THE MARSICO INVESTMENT FUND

                                       By:_________________________

                                      Its:_________________________

                                    SUNSTONE FINANCIAL GROUP, INC.


                                       By:_________________________

                                      Its:_________________________